FREE WRITING PROSPECTUS
Filed Pursuant to Rule 433
Registration No. 333-130306
Dated December 21, 2005

This relates to Preliminary Pricing Supplement No. 26 to the Prospectus dated December 21, 2005 and the Prospectus Supplement dated December 21, 2005

RBC EQUITY LINKED NOTES

CASH-OUT REVERSE CONVERTIBLE NOTES

LINKED TO THE PHLX OIL SERVICE SECTORSM INDEX

ISSUER: ROYAL BANK OF CANADA

6-month maturity

11% annualized coupon paid quarterly in arrears

20% knock-out down-side cushion

No annual fees

Daily secondary market provided

Take an innovative approach to yield enhancement by investing in a note that pays a substantially above-market coupon in return for accepting the risk of incurring a loss of principal.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SECWeb site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-609-6009.